UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2019 (September 3, 2019)

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, IL 60069
Telephone: (847) 808-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 6, 2019, Camping World Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) in which it disclosed a planned strategic shift. The Company is filing this Current Report on Form 8-K/A to amend the Prior Report to update its disclosure regarding planned restructuring actions.

As previously disclosed, on September 3, 2019, the Board of Directors (the “Board”) of the Company approved a plan to strategically shift its business away from locations where the Company does not have the ability or where it is not feasible to sell and/or service recreational vehicles (the “2019 Strategic Shift”). In connection with the 2019 Strategic Shift and through November 4, 2019, the Company has closed 8 locations that do not sell and/or service recreational vehicles but sell an assortment of outdoor lifestyle products (“Outdoor Lifestyle Locations”), and expects to close an additional 23 Outdoor Lifestyle Locations and two specialty retail locations operated by TheHouse.com. The Company was able to, or is in the process of, acquiring and/or obtaining the developmental consents, approvals and permits necessary for the sale and/or service of RVs at six of our Outdoor Lifestyle Locations. The Company now expects the majority of the store closures and/or divestitures related to the 2019 Strategic Shift to be completed by January 31, 2020.

The Company has evaluated the impact on the Company’s supporting infrastructure and operations and, as of November 4, 2019, the Company was able to determine an estimate of the costs associated with the 2019 Strategic Shift. The Company expects to incur costs relating to one-time employee termination benefits of $1.0 million, contract termination costs of between $10.0 million and $15.0 million, incremental inventory reserve charges of $27.3 million, and other associated costs of between $4.0 million and $6.0 million, resulting in total estimated costs of approximately $42.3 million to $49.3 million . The Company expects that approximately $15.0 million to $22.0 million of these costs will result in future cash expenditures.

Item 2.06. Material Impairments.

The text of Item 2.05 of this Current Report on Form 8-K/A, which describes the Company’s planned strategic shift and related store closures, is hereby incorporated by reference into this Item 2.06.

During the three months ended September 30, 2019, the Company determined that 38 locations had long-lived assets that were impaired. Of these 38 locations with long-lived assets that were impaired, two locations were unrelated to the 2019 Strategic Shift, 26 locations were Outdoor Lifestyle Locations that were operating at September 30, 2019, seven locations were Outdoor Lifestyle Locations that were previously closed or had not opened as of September 30, 2019, and three locations were specialty retail locations operated by TheHouse.com. The calculated long-lived asset impairment charge was allocated to each of the categories of long-lived assets at each location pro rata based on the long-lived assets’ carrying values, except that individual assets cannot be impaired below their individual fair values when that fair value can be determined without undue cost and effort. For most of these locations, the operating lease right-of-use assets and furniture and fixtures were written down to their individual fair values and the remaining impairment charge was allocated to the remaining long-lived assets up to the fair value estimated on these assets based on liquidation value estimates.

As of November 4, 2019, the Company was able to determine the impairment charges associated with the foregoing impairments. During the three months ended September 30, 2019, the Company incurred long-lived asset impairment charges of $50.0 million, including $48.3 million in connection with the 2019 Strategic Shift. The Company expects that none of the foregoing charges will result in future cash expenditures.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K/A that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic shift, the estimated financial impact of this change in strategy, including anticipated costs and impairment charges, and the timing of expected store closures and/or divestitures. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to implement our strategic shift; any remediation of the material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; current softness in the RV industry, which has increased our costs and reduced our margins, uncertainty regarding how long the ongoing softness in the RV industry will last; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; changes in consumer preferences; our reliance on eight fulfillment and distribution centers for our retail, e-commerce and catalog businesses; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our ability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; disruptions to our information technology systems or breaches of our network security; realization of anticipated benefits and cost savings related to recent acquisitions; the impact of ongoing lawsuits against us and certain of our officers and directors, as well as any potential future class action litigation; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2018, as updated by our Quarterly Report on Form 10-Q for the period ended September 30, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K/A. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K/A. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Melvin L. Flanigan
Name:	Melvin L. Flanigan
Title:	Chief Financial Officer and Secretary

Date: November 7, 2019